SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                              Exchange Act of 1934

Filed by the registrant |X|
Filed by a party other than the registrant|_|
Check the appropriate box:
Preliminary proxy statement             |_| Confidential, for use of the
                              Commission only (as permitted by Rule 14a-6 (e)(2)

|_| Definitive proxy statement
|_| Definitive additional materials
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             U.S. HOME & GARDEN INC.
                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (Check the appropriate box):

     |X|  No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transactions applies:

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     (3)  Per unit  price  of other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11:1

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

     |_|  Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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     (1)  Amount previously paid:

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Filing party:

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Date filed:


----------
(1) Set forth the amount on which the filing fee is calculated and stte how it was determined.

                             U.S. HOME & GARDEN INC.
                              655 Montgomery Street
                             San Francisco, CA 94111


                                  May 16, 2000


Dear Fellow Stockholders:

     You are cordially invited to attend our Annual Meeting of Stockholders which will be held on June 14, 2000 at 9:30 A.M., local time, at the offices of U.S. Home & Garden Inc., 655 Montgomery Street, Suite 500, San Francisco, California 94111.

     The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                                     Cordially,


                                                     Robert Kassel
                                                     Chairman of the Board,
                                                     Chief Executive Officer
                                                     and President

                             U.S. HOME & GARDEN INC.
                              655 Montgomery Street
                             San Francisco, CA 94111
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2000
                              --------------------

To the Stockholders of U.S. HOME & GARDEN INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of U.S. Home & Garden Inc. (the "Company") will be held on Wednesday, June 14, 2000, at 9:30 A.M., local time, at the offices of the Company, 655 Montgomery Street, Suite 500, San Francisco, California 94111, for the following purposes:

     1. To elect five (5) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on May 3, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

--------------------------------------------------------------------------------
IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.
--------------------------------------------------------------------------------


                                                     By Order of the Board of
                                                     Directors,

                                                     Robert Kassel
                                                     Chairman of the Board,
                                                     Chief Executive Officer
                                                     and President

May 16, 2000

                                 PROXY STATEMENT

                             U.S. HOME & GARDEN INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2000


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of U.S. HOME & GARDEN INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on June 14, 2000, including any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about May 18, 2000.

     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                             655 Montgomery Street
                             San Francisco, California  94111
                             Telephone No.:  (415) 616-8111


                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on May 3, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 18,935,083 shares issued and outstanding of the Company's common stock, $.001 par value per share (the "Common Stock"), the Company's only class of voting securities. Each share entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

                                VOTING PROCEDURES

     The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, provided a quorum exists. A quorum is present if, as of the Record Date, at least a majority of the outstanding shares of Common Stock are present in person or by proxy at the Annual Meeting. All other matters at the meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock cast with respect thereto, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

     The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

                              ELECTION OF DIRECTORS

     At this year's Annual Meeting of Stockholders, five (5) directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At this year's Annual Meeting of Stockholders, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a Proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the Proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he or she will be available to serve.


        Name                 Age                       Position
        ----                 ---                       --------

Robert Kassel(1)             60              Chairman of the Board, Chief
                                             Executive Officer, President and
                                             Treasurer

Richard Raleigh(2)           46              Chief Operating Officer and
                                             Director

Maureen Kassel               52              Vice President of Public Relations
                                             and Advertising, Secretary and
                                             Director

Fred Heiden(1)(2)            58              Director

Jon Schulberg(1)(2)          41              Director


----------
(1)  Member, Compensation Committee
(2)  Member, Audit Committee

     Robert Kassel co-founded the Company and has been Chairman of the Board, Chief Executive Officer, President and Treasurer of the Company since October 1990. From 1985 to August 1991 he was a consultant to Comtel Communications, Inc. ("Comtel"), a company specializing in the installation and operation of telephone systems in hotels. From 1985 to 1990, Mr. Kassel was also a real estate developer in Long Island, New York and Santa Barbara, California. From 1965 to 1985, he was a practicing attorney in New York City, specializing in corporate and securities laws.

     Richard Raleigh has been a Director of the Company since March 1993, Chief Operating Officer of the Company since June 1992 and served as the Company's Executive Vice President-Operations from December 1991 to June 1992. Prior to joining the Company, Mr. Raleigh was a free-lance marketing consultant to the lawn and garden industry from January 1991 to December 1991. From April 1988 to January 1991 he was employed by Monsanto Agricultural Co. as its Director of Marketing, Lawn and Garden. From December 1986 to April 1988 he was Vice President of Sales and Marketing of The Andersons, a company engaged in the sale of consumer and professional lawn and garden products. From November 1978 to December 1986 he held a variety of positions at The Andersons, including Operations Manager and New Products Development Manager.

     Maureen Kassel, the wife of Robert Kassel, co-founded the Company and has been Vice President and a director of the Company since

November 1990 and Secretary of the Company since February 1992. Prior to this, she had assisted in the general administration and operation of real estate and other businesses.

     Fred Heiden, a director of the Company since March 1993, has been a private investor since November 1989. From April 1984 to November 1989 Mr. Heiden was the president and principal owner of Bonair Construction, a Florida based home improvement construction company.

     Jon Schulberg, a director of the Company since March 1993, has been employed as president of Schulberg MediaWorks, a company engaged in the independent production of television programs and television advertising, since January 1992. From January 1989 to January 1992 he was a producer for Guthy-Renker Corporation, a television production company. From September 1987 to January 1989 he was the director of development for Eric Jones Productions.

     During the fiscal year ended June 30, 1999, the Board of Directors held one meeting. The Board also took various action by unanimous written consent in lieu of a meeting. The Company did not have a standing nominating committee of the Board of Directors or other committee performing similar functions during the fiscal year ended June 30, 1999. During the fiscal year ended June 30, 1999 the Board had an Audit Committee consisting of Messrs. Heiden, Raleigh and Schulberg and a Compensation Committee consisting of Messrs. Kassel, Heiden and Schulberg. The Audit Committee held one meeting during the fiscal year ended June 30, 1999. The Compensation Committee did not meet during the fiscal year ended June 30, 1999.

     All directors of the Company hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board.

                               EXECUTIVE OFFICERS

     In addition to Mr. Kassel, Mr. Raleigh and Ms. Kassel, the Company's executive officers include Donald Rutishauser.

     Donald Rutishauser, 43, has been Chief Financial Officer since his employment with the Company in November 1999. From 1997 to 1999, he was Vice President, Corporate Development of Miller Energy, Inc., a private oil and gas exploration and production company. From 1992 to 1997, Mr. Rutishauser was Vice President and Treasurer of Belden and Blake Corporation, a public oil and gas exploration and production company. From 1980 to 1992, he held a variety of financial management positions at Belden and Blake, W.R. Grace and Company, and Texas Instruments, Inc.

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by the Company, or representations obtained from certain reporting persons, the Company believes that during the year ended June 30, 1999 all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial stockholders were complied with except that Robert and Maureen Kassel did not timely file a Form 4 or 5 with respect to the gifts of certain shares of the Company's common stock from Maureen to Robert Kassel in December 1998, the extension of the expiration date of certain options previously granted to Mr. Kassel that occurred in either March or June 1999 and the extension of the expiration date of an option previously granted to Maureen Kassel that occurred in March 1999. In addition, Mr. Raleigh did not timely file a Form 4 or 5 to report the extension of the expiration dates of certain options that occurred in March 1999.

                             EXECUTIVE COMPENSATION

     The following table discloses the compensation awarded by the Company, for the three fiscal years ended June 30, 1999, 1998 and 1997, to Mr. Robert Kassel, its Chief Executive Officer, President and Treasurer, Mr. Richard J. Raleigh, its Chief Operating Officer and Ms. Lynda Gustafson, the Company's Vice President of Finance (together, the "Named Officers"). During the fiscal year ended June 30, 1999, no other officer of U.S. Home & Garden Inc. received a total salary and bonus that exceeded $100,000 during such fiscal year.

                                             Summary Compensation Table

                                                           Annual Compensation
                                                                                               Long-Term
                                                                                               Compensation
Name and Principal Position                                                                    Securities
---------------------------                                                                    Underlying         All Other
                                                     Year       Salary ($)     Bonus ($)       Options (#)      Compensation(1)
                                                     ----       ----------     ---------     ---------------       ---------------
Robert Kassel,                                       1999        450,000        114,000        641,333(2)         $   6,169
Chairman, Chief Executive Officer,                   1998        450,000        281,667        468,000(3)         $   7,523
 President and Treasurer                             1997        350,000        250,000      1,200,000(4)         $   5,995


Richard Raleigh, Chief Operating Officer             1999        250,000         96,000        137,500(5)(6)      $  12,169
                                                     1998        225,000        115,000        132,500(5)         $   9,203
                                                     1997        195,000        111,275        600,000(4)(7)      $   8,390


Lynda Gustafson, Vice President of Finance           1999        148,000         60,000           --              $  12,169
                                                     1998        125,000         45,000         50,000            $  11,273
                                                     1997        101,040         20,000         30,000            $   7,451


----------
(1) Represents Company contributions to the Named Officers 401(k) account. Excludes certain perquisites that did not exceed the lesser of $50,000 or 10% of their combined bonus and salary.

(2) Includes 341,333 options that were originally granted to Mr. Kassel in prior fiscal years, the expiration dates of which were extended in fiscal 1999. Also includes options to purchase 300,000 shares that were granted to Mr. Kassel in December 1998, and voluntarily forfeited by him during the fiscal year ended June 30, 1999.

(3) Includes 80,000 options that were originally granted to Mr. Kassel in 1993, the expiration dates of which were extended during fiscal 1998.

(4) Includes as to Mr. Kassel 200,000 options previously granted to Mr. Kassel and as to Mr. Raleigh 100,000 options previously granted to Mr. Raleigh whose exercise prices were repriced to reflect a reduction in the market price of the Common Stock at the time of repricing.

(5) Includes 12,500 options that were originally granted to Mr. Raleigh in 1992, the expiration date of which was extended during fiscal 1998 and further extended during fiscal 1999.

(6) Includes options to purchase 125,000 shares granted to Mr. Raleigh in December 1998 and voluntarily forfeited by him during the fiscal year ended June 30, 1999.

(7) Includes 50,000 options previously granted to Mr. Raleigh the expiration date of which was extended during fiscal 1997.

     The following table discloses information concerning options granted in fiscal 1999 to the Named Officers.

                                           Option Grants in Fiscal Year Ended June 30, 1999

                                              Individual Grants

                             Number of        Percent of
                             Securities       Total Options
                             Underlying       Granted to                              Potential Realizable Value at Assumed
                             Options          Employees in     Exercise                    Annual Rates of Stock Price
                             Granted          Fiscal Year       Price    Expiration    Appreciation for Option Term ($)(2)
Name                         (#)(1)           (%)               ($/Sh)      Date      -------------------------------------
----                         ----------       -------------    --------  ----------
                                                                                              5%                10%
                                                                                            -------           -------
Robert Kassel                100,000(3)              9.4         1.69       9/8/08          106,300           269,400
                              80,000(4)              7.5         1.69     12/31/08           82,480           207,520
                             161,333(5)             15.2         1.69       7/1/09          171,497           434,631
                             300,000                28.2         4.25           (6)              (6)               (6)

Richard Raleigh               12,500(4)              1.2         1.69     12/31/08           12,867            32,373
                             125,000                11.9         4.25           (6)              (6)               (6)


Lynda Gustafson                 --                  --           --           --               --                --

----------

(1) Unless otherwise noted, all of such options were initially exercisable in full from the date of grant.

(2) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of options providing for termination of the option following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.

(3) Reflects extension of expiration date of options that were originally granted on September 8, 1993. All of such options vest in ten equal annual installments commencing July 1, 1999.

(4) Reflects extension of expiration date of options that were originally granted on September 15, 1992. All of such options vest in ten equal annual installments commencing July 1, 1998.

(5) Reflects extension of expiration date of options that were originally granted on July 1, 1994. All of such options vest in ten equal installments commencing June 30, 2000 and each June 30 thereafter with the last 16,133 shares vesting on December 31, 2008.

(6) These options were granted by the Board of Directors in December 1998 and were subsequently voluntarily forfeited by the Named Officers in the fiscal year ended June 30, 1999.

The following table sets forth information concerning options exercised by the Named Officers during the fiscal year ended June 30, 1999, and the number of options owned by the Named Officers and the value of any in-the-money unexercised options as of June 30, 1999:

                           Aggregated Option Exercises
                        And Fiscal Year-End Option Values


                                                                      Number of
                                                                      Securities                                Value of
                                                                      Underlying                              Unexercised
                              Shares                                 Unexercised                              In-the-Money
                           Acquired on          Value                 Options at                               Options at
                           Exercise(#)       Realized ($)           June 30, 1999                           June 30, 1999(1)
                           -----------       ------------           -------------                           ---------------

Name                                                        Exercisable      Unexercisable    Exercisable     Unexercisable
----                                                        -----------      -------------    -----------     -------------


Robert  Kassel                    --               --        2,155,320          300,333       $3,455,382       $  332,346

Richard Raleigh               16,000           60,960          626,911           10,000       $  918,237       $   20,600

Lynda Gustafson                   --               --           36,000           30,000       $   60,768             $-0-

----------

(1) Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year end market value of the common stock. An Option is "in-the-money" if the fiscal year end fair market value of the Common Stock exceeds the option exercise price. The last sale price (the fair market value) of the Common Stock on June 30, 1999 was $3.75 per share.

Employment Agreements of Executive Officers

     The Company has entered into employment agreements with Messrs. Kassel and Raleigh, each dated as of April 1, 1996. Mr. Kassel currently serves as the Company's Chief Executive Officer and President for a term expiring on March 31, 2001, subject to automatic renewal unless terminated. His current annual salary is $450,000, and is subject to such bonuses and increases as are approved at the discretion of the Board of Directors. Mr. Raleigh currently serves as the Company's Chief Operating Officer for a term expiring on March 31, 2001 subject to automatic renewal unless terminated. Mr. Raleigh's current annual salary is $250,000, and is subject to such bonuses and increases as are approved at the discretion of the Board of Directors. Each of the employment agreements requires that substantially all of the employee's business time be devoted to the Company and that the employee not compete, or engage in a business competitive with, the Company's current or anticipated business for the term of the agreement and for two years thereafter (although they each may own not more than 5% of the securities of any publicly traded competitive company). Each of Mr. Kassel and Mr. Raleigh is, in addition to salary, entitled to certain fringe benefits, including the use of an automobile and payment of related expenses.

     Mr. Kassel's agreement also provides that if his employment is terminated under certain circumstances, including termination of Mr. Kassel's employment upon a change of control of the Company, (as defined in the agreement) a failure by the Company to comply with its obligations under the agreement, the failure of the Company to obtain the assumption of the agreement by any successor corporation, or a change in Mr. Kassel's duties and obligations from those contemplated by the agreement, and termination by the Company of Mr. Kassel's employment other than for disability or cause, he will be entitled to receive severance pay equal to the greater of (i) $350,000 ($3,500,000 in the event of a change of control) or (ii) the total compensation earned by Mr. Kassel from the Company during the one-year period (multiplied by ten in the event of a change of control) prior to the date of his termination.

     Mr. Raleigh's employment agreement also provides that if his employment is terminated under certain circumstances, including termination of Mr. Raleigh's employment upon a change of control of the Company, (as defined in the agreement) a failure by the Company to comply with its obligations under the agreement, the failure of the Company to obtain the assumption of the agreement by any successor corporation, or a change in Mr. Raleigh's duties and obligations from those contemplated by the agreement, and termination by the Company of Mr. Raleigh's employment other than for disability or cause, he will be entitled to receive severance pay equal to the greater of (i) $162,500 ($812,500 in the event of a change of control) or (ii) the total compensation earned by Mr. Raleigh from the Company during the one-year period (multiplied by five in the event of a change of control) prior to the date of his termination.

Committees of the Board of Directors

     The Company has established an Audit Committee which is comprised of Messrs. Raleigh, Heiden and Schulberg. The Audit Committee, among other things, makes recommendations to the Board of Directors with respect to the engagement of the

Company's independent certified public accountants and the review of the scope and effect of the audit engagement. The Company has also established a Compensation Committee which is comprised of Messrs. Kassel, Heiden and Schulberg. The Compensation Committee, among other things, makes recommendations to the Board of Directors with respect to the compensation of the executive officers of the Company. The Company maintains a Stock Option Committee comprised of Messrs. Schulberg and Heiden, which determines the persons to whom options should be granted under the Company's 1995 and 1997 Stock Option Plans and the number and other terms of options to be granted to each person under such plans.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Company's Compensation Committee of its Board of Directors consists of Messrs. Kassel, Heiden and Schulberg. During the fiscal year ended June 30, 1999, none of the executive officers of the Company served on the Board of Directors or the compensation committee of any other entity, any of whose officers served on the Board of Directors or Compensation Committee of the Company.

Stock Option Plans

     In September 1991, the Company adopted a stock option plan (the "1991 Plan") pursuant to which 700,000 shares of Common Stock have been reserved for issuance upon the exercise of options designated as either (i) options intended to constitute incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code") or (ii) non-qualified options ("NQO's"). ISOs may be granted under the 1991 Plan to employees and officers of the Company. NQO's may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company.

     The purpose of the 1991 Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and give them a greater personal interest in the success of the Company. The 1991 Plan is administered by the Board of Directors. The Board, within the limitations of the 1991 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on shares subject to options.

     ISOs granted under the 1991 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. NQO's granted under the 1991 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant. Options granted under the 1991 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company).

     The Company has adopted, a Non-Employee Director Stock Option Plan (the "Director Plan"). Only non-employee directors of the Company are eligible to receive grants under the Director Plan. The Director Plan provides that eligible directors automatically receive a grant of options to purchase 5,000 shares of Common stock at fair market value upon first becoming a director and, thereafter, an annual grant, in January of each year, of 5,000 options at fair market value. Options to purchase an aggregate of up to 100,000 shares of Common Stock are available for automatic grants under the Director Plan.

     The Company has adopted a 1995 Stock Option Plan ("1995 Plan") which provides for grants of options to purchase up to 1,500,000 shares of Common Stock. The Board of Directors or the Stock Option Committee (the "Committee"), as the case may be, will have discretion to determine the number of shares subject to each NQO (subject to the number of shares available for grant under the 1995 Plan and other limitations on grant set forth in the 1995 Plan), the exercise price thereof (provided such price is not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company will be eligible to be granted ISOs or NQOs under such plan. The Board or Committee, as the case may be, also has discretion to determine the number of shares subject to each ISO, the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest in any calendar year is limited by the same Code provisions applicable to ISOs granted under the 1991 Plan.

     The Company has adopted a 1997 Stock Option Plan ("1997 Plan") which provides for grants of options to purchase up to 1,500,000 shares of Common Stock. The Board of Directors or the Committee of the 1997 Plan, as the case may be, will have discretion to determine the number of shares subject to each NQO (subject to the number of shares available for grant under the 1997 Plan and other limitations on grant set forth in the 1997 Plan), the exercise price thereof (provided such price is not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company will be eligible to be granted ISOs or NQOs under such plan. The Board or Committee, as the case may be, also has discretion to determine the number of shares subject to each ISO, the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest in any calendar year is limited by the same Code provisions applicable to ISOs granted under the 1991 Plan.

     The Company has also adopted a 1999 Stock Option Plan ("1999 Plan") which provides for grants of options to purchase up to 900,000 shares of Common Stock. The Board of Directors or the Committee of the 1999 Plan, as the case may be, will have discretion to determine the number of shares subject to each NQO (subject to the number of shares available for grant under the 1999 Plan and other limitations on grant set forth in the 1999 Plan), the exercise price thereof (provided such price is not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company will be eligible to be granted ISOs or NQOs under such plan. The Board or Committee, as the case may be, also has discretion to determine the number of shares subject to each ISO, the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest in any calendar year is limited by the same Code provisions applicable to ISOs granted under the 1991 Plan.

     The Company has adopted the Non-Qualified Deferred Compensation Plan for Select Employees of U.S. Home & Garden Inc. ("Deferred Plan") and has amended its stock option plans, as well as certain option agreements which it has had with Robert Kassel. Under the Deferred Plan and such amended stock option plans and agreements, the Board of Directors or its committee which administers the relevant stock option may grant permission to optionees to exercise their options with shares of the Company's common stock in which they have a holding period, for income tax purposes, of a least six months and defer the receipt of a portion of the shares subject to the option so exercised. The optionee has the right to designate the time or times of receipt of those shares pursuant to the Deferred Plan. The Deferred Plan does contain provisions for earlier issuance of those deferred shares on death, disability and other termination of employment (e.g., on a change of control of the Company).

     The Company from time to time has also granted non-plan options to certain officers, employees and consultants.

Director Compensation

     During the fiscal year ended June 30, 1999 each of the Company's two non-employee directors, Messrs. Heiden and Schulberg, received $5,000 for serving as directors of the Company.

Report on Executive Compensation

     Although the Company has established a Compensation Committee of the Board of Directors, the compensation of the Company's executive officers for the fiscal year ended June 30, 1999 was determined by the Board of Directors. There is no formal compensation policy for the Company's executive officers.

     The Board of Directors has appointed a Stock Option Committee, currently comprised of Messrs. Heiden and Schulberg, for each of the 1995 Plan and the 1997 Plan, which has made grants under, and has administered, such plans.

     Total compensation for executive officers consists of a combination of salaries and stock option awards. The salaries of Robert Kassel and Richard Raleigh, are fixed annually by the Board of Directors pursuant to the terms of their respective employment agreements with the Company. Base salary of other executive officers is based on the Company's financial performance and the executive's individual performance and level of responsibility. Bonus compensation, if any, to executive officers is based generally upon the Company's financial performance and the availability of resources as well as the executive officer's individual performance and level of responsibility. Stock option awards under the Company's Stock Option Plans are intended to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. No new stock options were granted to executive or other officers of the Company during the fiscal year ended June 30, 1999 except for non-qualified options to purchase 300,000, and 125,000 shares, respectively, of the Company's Common Stock granted to Messrs. Kassel and Raleigh. During the fiscal year ended June 30, 1999 the Board also extended the expiration date of certain options previously granted to certain of its executive officers, including Messrs. Kassel and Raleigh.

     For the fiscal year ended June 30, 1999, the Company earned approximately $2,049,000 on net sales of approximately $89,346,000, compared to earnings of approximately $5,526,000 on net sales of approximately $67,149,000 in the fiscal year ended June 30, 1998.

         Robert Kassel                           Fred Heiden
         Richard Raleigh                         Jon Schulberg
         Maureen Kassel

Stock Performance Graph

     The following line graph compares, from July 1, 1994 through June 30, 1999, the cumulative total return among the Company, companies comprising the NASDAQ Market Index and a Peer Group Index, based on an investment of $100 on June 30, 1994, in the Company's Common Stock and each index, and assuming reinvestment of all dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The Peer Group Index consists of the following companies:
Lesco, Inc., the Scotts Company, the Toro Company and Verdant Brands Inc. Historic stock price is not necessarily indicative of future stock price performance.

VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information at the Record Date, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each Named Officer, and (iv) all executive officers and directors of the Company as a group.


                                         Amount and
                                         Nature of
                                         Beneficial               Percentage
Name of Beneficial Owner                 Ownership(1)(2)           of Class
------------------------                 ---------------           --------

Maureen Kassel                             426,550(3)                 2.2

Robert Kassel                            4,539,024(4)(5)             21.2

Richard Raleigh                            751,911(6)                 3.8

Lynda Gustafson                             66,000(7)                   *

Fred Heiden                                 10,258(8)                   *

Jon Schulberg                               10,258(8)                   *

Richard Grandy                           1,089,396(9)                 5.7

All executive officers
  and directors as a
  group (six persons)                    5,590,451(3)(4)(5)          25.0


----------
*less than 1%

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the Record Date have been exercised.

(3) Includes exercisable options and warrants issued to Ms. Kassel to purchase an aggregate of 203,000 shares of the Company's Common Stock.

(4) Of such shares, (i) 223,550 are owned of record by Maureen Kassel; however, because Ms. Kassel has appointed her husband as her proxy and attorney-in-fact to vote all 223,550 of the shares owned of record by her, Robert Kassel may also be deemed to have beneficial ownership of such shares; (ii) an aggregate of 914,396 shares are owned of record by each of Messrs. Joseph Owens and Richard Grandy, who have entered into a voting trust agreement providing Mr. Kassel with the right to vote the shares until September 1, 2001. The address of Mr. Kassel is c/o the Company.

(5) Includes 2,203,294 shares of Common Stock issuable to Mr. Kassel upon exercise of options and warrants and 208,388 shares whose issuance to Mr. Kassel has been deferred pursuant to the terms of the Company's Non-Qualified Deferred Compensation Plan.

(6) Represents shares of Common Stock issuable to Mr. Raleigh upon exercise of options.

(7) Represents shares of Common Stock issuable upon exercise of options granted to Ms. Gustafson who is a Named Officer but not an executive officer of the Company.

(8)  Includes 10,000 shares issuable upon exercise of options.

(9) Includes 150,000 shares of Common Stock issuable upon exercise of options. The address of Mr. Grandy is c/o the Company.

(10) Excludes shares beneficially owned by Lynda Gustafson, the Company's Vice President of Finance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From time to time Messrs. Kassel and Raleigh have borrowed monies from the Company. During fiscal 1999, the highest amount owed to the Company by Messrs. Kassel and Raleigh were $595,995 and $231,199, respectively. The principal balance of such loans on September 30, 1999 were approximately $523,376 and $201,384, respectively. The loans bear interest at 7% per annum and mature on June 30, 2002. Messrs. Kassel and Raleigh will make annual payments of interest on the outstanding principal balance of their loans through the maturity date. In addition, payments of principal will be made during each of the first three years and on maturity of the loans as follows: As to Mr. Kassel -- $50,000, $100,000, $150,000 and the balance of approximately $223,376, respectively. As to Mr. Raleigh, $25,000, $50,000, $50,000 and the balance of approximately $76,384, respectively.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended June 30, 1999 and the Board of Directors currently anticipates that it will select BDO Seidman, LLP to examine and report upon the financial statements of the Company for the fiscal year ending June 30, 2000. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                    STOCKHOLDER PROPOSALS FOR ANNUAL MEETING
                      FOR FISCAL YEAR ENDING JUNE 30, 2000

     The Company currently anticipates that its Annual Meeting of Stockholders with respect to the Company's fiscal year ended June 30, 2000 will be held between the months of March 2001 and May 2001. Therefore, stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders with respect to the Company's fiscal year ended June 30, 2000 must submit the proposal in proper form and in satisfaction of the conditions established by the Securities and Exchange Commission, to the Company at its address set forth on the first page of this Proxy Statement not later than January 1, 2001 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

     After the January 1, 2001 deadline, a stockholder may present a proposal at the Company's next Annual Meeting if it is submitted to the Company's Secretary at the address set forth above no later than February 15, 2001. If timely submitted, the stockholder may present the proposal at the next Annual Meeting but the Company is not obligated to present the matter in its proxy statement.

                                OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED JUNE 30, 1999 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON MAY 3, 2000. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED TO EACH SUCH STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST
TO:

                             U.S. HOME & GARDEN INC.
                        655 MONTGOMERY STREET, SUITE 500
                         SAN FRANCISCO, CALIFORNIA 94111
                         ATTENTION: CORPORATE SECRETARY

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                             By order of the Board of Directors,


                             Robert Kassel
                             Chairman of the Board,
                             Chief Executive Officer
                             and President


May 16, 2000

                             U.S. HOME & GARDEN INC.
                              655 Montgomery Street
                         San Francisco, California 94111

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 14, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints ROBERT KASSEL and RICHARD RALEIGH, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of U.S. Home & Garden Inc. on Wednesday, June 14, 2000, at 655 Montgomery Street, Suite 500, San Francisco, California 94111, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.   Election of Directors:

     |_| FOR all nominees listed below
     (except as marked to the contrary below).

     |_|  WITHHOLD AUTHORITY
          to vote for all nominees listed below.

                 Robert Kassel, Richard Raleigh, Maureen Kassel,
                          Fred Heiden and Jon Schulberg

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

--------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                    (continued and to be signed on reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES LISTED ABOVE.


                                       DATED: ____________________________, 2000

                                       Please sign exactly as name appears
                                       hereon. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                            ------------------------------------
                                            Signature


                                            ------------------------------------
                                            Signature if held jointly


Please mark, sign, date and return this proxy card promptly using the enclosed envelope.